SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): December 31, 2012

                            COLORADO GOLD MINES, INC.
                            -------------------------
                 (Name of Small Business Issuer in its charter)

        Nevada                     333-174872             68-0681435
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(State of incorporation)     (Commission File No.)     (IRS Employer
                                                       Identification No.)

               3896 Ruskin Street, Las Vegas, NV 89147
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         (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (702) 553-5308

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          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
   240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

     On December 31, 2012 the Company entered into an Option Agreement with Global Resources Search Group, Inc. The agreement granted the Company an option to purchase 12 unpatented mining claims and one mill site claim located in Clark County, Nevada (the "Property").

     In consideration for the Option Agreement, the Company issued to Global 8,000,000 shares of preferred stock. Each preferred share entitles the holder to 40 votes on any matter which the Company's shareholders are entitled to vote and is convertible at any time, at the option of the holder, into four shares of the Company's common stock;

     In order to exercise the option, the Company will have to: (i) pay Global $500,000 by January 31, 2013; (ii) raise $2,500,000 by June 30, 2013; and (iii)
spend $2,500,000 on mining exploration and development on the Property by December 31, 2014. Upon exercise of the option, Global will convey a 100% interest in the Property to the Company, but will retain a 5% net smelter return in any production from the Property.

     At the present time the Property is undeveloped and has no proven reserves.

Item 3.02. Unregistered Sale of Equity Securities.

     See Item 1.01 of this report.

     The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 in connection with the issuance of the preferred stock referred to in Section 1.01 of this report. The holder of the preferred shares was a sophisticated investor and was provided full information regarding the Company prior to the transaction. No Commission or other payment was made in connection with the issuance of the preferred stock. The shares of preferred stock are restricted securities as that term is defined in Rule 144 of the Securities and Exchange Commission.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date: January 7, 2013               COLORADO GOLD MINES, INC.


                                    By:  /s/ William Lundy
                                         --------------------------------------
                                         William  Lundy,   Chief   Executive
                                         Officer